SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CATERPILLAR FINANCIAL SERVICES CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	37-1105865
(State of incorporation)	(IRS Employer Identification Number)

2120 West End Avenue
Nashville, Tennessee 37203-0001
(Address of principal executive offices, with zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                                                                                                                               Name of each exchange on which
to be so registered                                                                                                                              each class is to be registered
5.125% Medium-Term Notes                                                                                                             New York Stock Exchange
Series F Due October 12, 2011

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box ☐

Securities Act registration statement file number to which this form relates: No. 333-124310

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant's Securities to be Registered

A description of the Registrant's 5.125% Medium-Term Notes Series F Due October 12, 2011 listed above to be registered hereby is contained in the “Description of Debt Securities We May Offer” set forth in the Prospectus dated May 13, 2005, in the “Description of Notes” in the Prospectus Supplement dated June 8, 2005, and in the Pricing Supplement No. 418 dated October 5, 2006 thereto, each such document having been filed with the Commission pursuant to Rule 424(b) in connection with the Registrant's Registration Statement No. 333-124310 under the Securities Act of 1933, as amended, and such descriptions are incorporated herein by reference. The Registrant has authorized and offered $450,000,000 total principal amount of the 5.125% Medium-Term Notes Series F Due October 12, 2011. Prior to October 12, 2006, none of such Notes were outstanding.

Item 2. Exhibits
Exhibit Number	Exhibit
1. (a)	Form of Medium-Term Note, Series F (Fixed Rate) (incorporated by reference from Exhibit 4.8 to the Company’s Registration Statement on Form S-3, Registration No. 333-124310).
2. (a)

Indenture, dated as of April 15, 1985, between the Company and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.1 to the Company's Registration Statement on Form S-3, Registration No. 33-2246).

(b)

First Supplemental Indenture, dated as of May 22, 1986, amending the Indenture dated as of April 15, 1985, between the Company and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1986, Commission File No. 0-13295).

(c)

Second Supplemental Indenture, dated as of March 15, 1987, amending the Indenture dated as of April 15, 1985, between the Company and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.3 to the Company's Current Report on Form 8-K dated April 24, 1987, Commission File No. 0-13295).

(d)

Third Supplemental Indenture, dated as of October 2, 1989, amending the Indenture dated as of April 15, 1985, between the Company and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.3 to the Company's Current Report on Form 8-K, dated October 16, 1989, Commission File No. 0-13295).

(e)
Fourth Supplemental Indenture, dated as of October 1, 1990, amending the Indenture dated as of April 15, 1985, between the Company and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.3 to the Company's Current Report on Form 8-K, dated October 29, 1990, Commission File No. 0-13295).

(f)

Support Agreement, dated as of December 21, 1984, between the Company and Caterpillar Inc. (incorporated by reference from Exhibit 4.2 to the Company's Form 10, as amended, Commission File No. 0-13295).

(g)

First Amendment to the Support Agreement dated June 14, 1995 between the Company and Caterpillar Inc. (incorporated by reference from Exhibit 4 to the Company's Current Report on Form 8-K dated June 14, 1995, Commission File No. 0-13295).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CATERPILLAR FINANCIAL SERVICES CORPORATION

Date: October 12, 2006                                                        By: /s/ James A. Duensing
                     Name: James A. Duensing
                     Title: Treasurer

EXHIBIT LIST

Exhibit Number	Exhibit
1. (a)	Form of Medium-Term Note, Series F (Fixed Rate) (incorporated by reference from Exhibit 4.8 to the Company’s Registration Statement on Form S-3, Registration No. 333-124310).
2. (a)

Indenture, dated as of April 15, 1985, between the Company and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.1 to the Company's Registration Statement on Form S-3, Registration No. 33-2246).

(b)

First Supplemental Indenture, dated as of May 22, 1986, amending the Indenture dated as of April 15, 1985, between the Company and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1986, Commission File No. 0-13295).

(c)

Second Supplemental Indenture, dated as of March 15, 1987, amending the Indenture dated as of April 15, 1985, between the Company and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.3 to the Company's Current Report on Form 8-K dated April 24, 1987, Commission File No. 0-13295).

(d)

Third Supplemental Indenture, dated as of October 2, 1989, amending the Indenture dated as of April 15, 1985, between the Company and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.3 to the Company's Current Report on Form 8-K, dated October 16, 1989, Commission File No. 0-13295).

(e)
Fourth Supplemental Indenture, dated as of October 1, 1990, amending the Indenture dated as of April 15, 1985, between the Company and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.3 to the Company's Current Report on Form 8-K, dated October 29, 1990, Commission File No. 0-13295).

(f)

Support Agreement, dated as of December 21, 1984, between the Company and Caterpillar Inc. (incorporated by reference from Exhibit 4.2 to the Company's Form 10, as amended, Commission File No. 0-13295).

(g)

First Amendment to the Support Agreement dated June 14, 1995 between the Company and Caterpillar Inc. (incorporated by reference from Exhibit 4 to the Company's Current Report on Form 8-K dated June 14, 1995, Commission File No. 0-13295).